Amendment to Employment Agreement

This Amendment No. 3 (this “Amendment”) to that certain Employment Agreement by and between ServiceNow, Inc. (the “Company”) and William R. McDermott (“Executive”), dated as of October 22, 2019 (as may be amended, supplemented or modified from time to time, the “Employment Agreement”), is made and entered into by and between the Company and Executive, effective as of January 1, 2026. Any capitalized term that is used but not otherwise defined in this Amendment shall have the meaning set forth in the Employment Agreement.

    In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.Section 2 of the Employment Agreement is hereby amended by adding the following Section 2(a):

“2(a).    You have agreed to remain in service to the Company through at least December 31, 2030. During that period, you will serve in the role of CEO, co-CEO, Executive Chairman or Non-Executive Chairman, at the discretion of the Board and with the mutual understanding of you and the Board. In the role of CEO or co-CEO, your total compensation will be commensurate with the performance of the Company against its compensation peer group. Should you move into the role of Executive Chairman, your compensation will be commensurate with the level of responsibilities you are performing in the role.”

2.Except as expressly set forth in this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

3.This Amendment may be signed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

[Signature Page Follows]

    IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

ServiceNow, Inc.

By: /s/ Jacqui Canney
Jacqui Canney
Chief People and AI Enablement Officer

Executive

By: /s/ William R. McDermott
William R. McDermott